Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of WP Prism Inc. of our report dated March 22, 2013 relating to the financial statements and financial statement schedule of Bausch & Lomb Holdings Incorporated, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Rochester, New York

April 26, 2013